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                                                                EXHIBIT 99.1
                              CELL PATHWAYS, INC.
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                    FOR THE SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON _________, 1998

     The undersigned stockholder of Cell Pathways, Inc., a Delaware corporation ("CPI"), hereby acknowledges receipt of the Notice of Special Meeting of the Stockholders of CPI and Joint Proxy Statement/Prospectus of Holdco, Inc., a Delaware corporation ("Holdco"), and hereby appoints ____________ and _____________, and each of them, proxies and attorneys-in-fact with full power of substitution to each, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of the Stockholders of CPI, to be held at _________________, on __________, _________, 1998 at 9:00 a.m., local time, and at any and all postponements, continuations and adjournments thereof, and to vote all shares of common stock and/or preferred stock which the undersigned may be entitled to vote if then and there personally present, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

         UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

         MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 1.

PROPOSAL 1:   TO: (i) adopt and approve the Agreement and Plan of
              Reorganization, dated as of June 23, 1998, by and between CPI and Tseng Labs, Inc., a Utah corporation, and (ii) approve the merger of CPI Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Holdco, with and into CPI pursuant to which CPI will become a wholly-owned subsidiary of Holdco.

                 [ ] FOR            [ ] AGAINST             [ ] ABSTAIN

                   (Continued and to be signed on other side)



                          (Continued from other side)

         MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 2.

PROPOSAL 2:   To adopt and approve an amendment to the CPI Certificate of
              Incorporation which provides that the holders of CPI Preferred
              Stock will only receive the consideration for their shares set forth in the Reorganization Agreement.

                 [ ] FOR            [ ] AGAINST             [ ] ABSTAIN


                                     DATED __________________________, 19__

                                     ______________________________________

                                     ______________________________________
                                     SIGNATURE(S)

                                     Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE
            WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.